DISTRIBUTION AGREEMENT

                                The Benham Group



     THIS DISTRIBUTION AGREEMENT is made and entered into by and between each of the open-end management investment companies listed on Schedule A, attached hereto, effective as of the 3rd day of September, 1996, together with all other open end management investment companies subsequently established and made subject to this agreement in accordance with Section 11 (the "Issuers") and TWENTIETH CENTURY SECURITIES, INC. ("Distributor").

     WHEREAS, the shares of common stock of each of the Issuers are currently divided into a number of separate series of shares, or funds, each corresponding to a distinct portfolio of securities; and

     WHEREAS, Distributor is a registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc.; and

     WHEREAS, the Boards of Directors/Trustees of the Funds (the"Board") wish to engage the Distributor to act as the distributor of the Funds;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

SECTION 1. GENERAL RESPONSIBILITIES

Each Fund herewith engages Distributor to act as exclusive distributor of the shares of its separate series, and any other series which may be designated from time to time hereafter ("Series"), named and described on Schedule A. Said sales shall be made only to Investors residing in those states in which each Fund is registered. After effectiveness of each Fund's registration statement, Distributor will hold itself available to receive by mail, telex and/or telephone, orders for the purchase of shares and will receive by mail, telex and/or telephone, orders for the purchase of shares and will accept or reject such orders on behalf of the Funds in accordance with the provisions of the applicable Funds prospectus, and will be available to transmit such orders as are so accepted to the Funds' transfer agent as promptly as possible for processing at the shares' net asset value next determined in accordance with the prospectuses.

     A. Offering Price. All shares sold by Distributor under this Agreement shall be sold at the net asset value per share ("Net Asset Value") determined in the manner described in each Fund's prospectus, as it may be amended from time to time, next computed after the order is accepted by Distributor. Each Fund shall determine and promptly furnish to Distributor a statement of the Offering Price of shares of said Fund's series at least once on each day on which the Fund is open for trading as described in its current prospectus.

     B. Promotion Support. Each Fund shall furnish to Distributor for use in connection with the sale of its shares such written information with respect to said Fund as Distributor may reasonably request. Each Fund represents and warrants that such information, when authenticated by the signature of one of its officers, shall be true and correct. Each Fund shall also furnish to Distributor copies of its reports to its shareholders and such additional information regarding said Fund's financial condition as Distributor may reasonably request. Any and all representations, statements and solicitations respecting a Fund's shares made in advertisements, sales literature and in any other manner whatsoever shall be limited to and conform in all respects to the information provided hereunder.

     C. Regulatory Compliance. Each Fund shall furnish to Distributor copies of its current form of prospectus, as filed with the SEC, in such quantity as Distributor may reasonably request from time to time, and authorizes Distributor to use the prospectus in connection with the sale of such Fund's shares. All such sales shall be initiated by offer of, and conducted in accordance with, such prospectus and all of the provisions of the Securities and Exchange Act of 1933, the Investment Company Act of 1940 ("1940 Act") and all the rules and regulations thereunder. Distributor shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may lawfully request in order to ascertain whether the Funds' operations are being conducted in a manner consistent with any applicable law or regulations.

     D. Acceptance. All orders for the purchase of its shares are subject to acceptance by each Fund.

     E. Compensation. Except for the promises of the Funds contained in this Agreement and its performance thereof, Distributor shall not be entitled to compensation for its services hereunder.

SECTION 2. EXPENSES.

     A. Each Fund shall pay all fees and expenses incurred by it in connection with the preparation, printing and distribution to shareholders of its prospectus and reports and other communications to shareholders, future registrations of shares under the Securities Act of 1933 and the 1940 Act, amendments of the registration statement subsequent to the initial offering of shares, the qualification of shares for sale in jurisdictions designated by Distributor, the issue and transfer of shares, including the expenses of confirming purchase and redemption orders and of supplying information, prices and other data to be furnished by the Funds under this Agreement.

     B. Distributor shall pay all fees and expenses of printing and distributing any prospectuses or reports prepared for its use in connection with the distribution of shares, the preparation and mailing of any other advertisements or sales literature used by Distributor in connection with the distribution of such shares, its registration as a broker and the registration and qualification of its officers, directors and representatives under federal and state laws.


SECTION 3. INDEPENDENT CONTRACTOR

Distributor shall be an independent contractor. Neither Distributor nor any of its officers, trustees, employees or representatives is or shall be an employee of a Fund in connection with the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, compensation and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees.


SECTION 4. INDEMNIFICATION

Each of the parties to this Agreement shall defend, indemnify and hold the other harmless from and against any and all claims, demands, suits, actions, losses, damages and other liabilities arising from, or as a result of, the acts or omissions or acts and omissions of such party made or omitted in the course of performing this Agreement.

SECTION 5. AFFILIATION WITH THE FUNDS

Subject to and in accordance with each Fund's formative documents, Section 10 of the 1940 Act and Article III of this Agreement, it is understood that the directors/trustees, officers, agents and shareholders of the Funds are or may be interested in Distributor as directors, officers, or shareholders of Distributor; that directors, officers, agents or shareholders of Distributor are or may be interested in the Funds as directors/trustees, officers, shareholders (directly or indirectly) or otherwise, and that the effect of any such interest shall be governed by said Act and Article.

SECTION 6. BOOKS AND RECORDS

It is expressly understood and agreed that all documents, reports, records, books, files and other materials relating to this Agreement and the services to be performed hereunder shall be the sole property of the Funds and that such property, to the extent held by Distributor, shall be held by Distributor as agent, during the effective term of this Agreement. This material shall be delivered to the applicable Fund upon the termination of this Agreement free from any claim or retention of rights by Distributor.

SECTION 7. SERVICES NOT EXCLUSIVE

The services of Distributor to the Funds hereunder are not to be deemed exclusive, and Distributor shall be free to render similar services to others.

SECTION 8. RENEWAL AND TERMINATION

     a. Term and Annual Renewal. The term of this Agreement shall be from the date of its approval by the vote of a majority of the board of directors/trustees of each Fund, and it shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the vote of a majority of its directors/trustees, and the vote of a majority of those said directors/trustees who are neither parties to the Agreement nor interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. "Approved at least annually" shall mean approval occurring, with respect to the first continuance of the Agreement, during the ninety (90) days prior to and including the date of its termination in the absence of such approval, and with respect to any subsequent continuance, during the ninety (90) days prior to and including the first anniversary of the date upon which the most recent previous annual continuance of the Agreement became effective.

     b. Termination. This Agreement may be terminated at any time without payment of any penalty, by a Fund's board of directors/trustees, upon sixty (60) days written notice to Distributor, and by Distributor upon sixty (60) days written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the Investment 1940 Act and Rule 18f-2 thereunder.

SECTION 9. SEVERABILITY

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

SECTION 10. APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of Missouri.

SECTION 11. AMENDMENT

This Agreement and the SCHEDULE A forming a part hereof may be amended at any time by a writing signed by each of the Parties. In the event that one or more additional Funds are established, and the governing bodies of said Funds by resolution indicate that the Funds are to be made Parties to this Agreement, SCHEDULE A hereto shall be amended to reflect the addition of such new Funds, and such new Funds shall become Parties hereto. In the event that any of the Funds listed on SCHEDULE A terminates its registration as a management investment company, or otherwise ceases operations, SCHEDULE A shall be amended to reflect the deletion of such Fund.

TWENTIETH CENTURY SECURITIES, INC.


By: /s/William M. Lyons                    Date: September 3, 1996
    William M. Lyons
    General Counsel

CAPITAL PRESERVATION FUND, INC.
CAPITAL PRESERVATION FUND II, INC.
BENHAM TARGET MATURITIES TRUST
BENHAM GOVERNMENT INCOME TRUST
BENHAM CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
BENHAM MUNICIPAL TRUST
BENHAM EQUITY FUNDS
BENHAM INTERNATIONAL FUNDS
BENHAM INVESTMENT TRUST
BENHAM MANAGER FUNDS

By: /s/Douglas A. Paul                     Date: September 3, 1996
    Douglas A. Paul
    General Counsel



                             DISTRIBUTION AGREEMENT

                                  SCHEDULE A

================================================================================
       FUND                                               BOARD APPROVAL DATE
================================================================================
CAPITAL PRESERVATION FUND, INC.                              May 17, 1996
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CAPITAL PRESERVATION FUND II, INC.                           May 17, 1996
================================================================================
BENHAM TARGET MATURITIES TRUST
================================================================================
     2000 Portfolio                                          May 17, 1996
================================================================================
     2005 Portfolio                                          May 17, 1996
================================================================================
     2010 Portfolio                                          May 17, 1996
================================================================================
     2015 Portfolio                                          May 17, 1996
================================================================================
     2020 Portfolio                                          May 17, 1996
================================================================================
     2025 Portfolio                                          May 17, 1996
================================================================================
BENHAM GOVERNMENT INCOME TRUST
================================================================================
     Benham Treasury Note Fund                               May 17, 1996
================================================================================
     Benham GNMA Income Fund                                 May 17, 1996
================================================================================
     Benham Government Agency Fund                           May 17, 1996
================================================================================
     Benham Adjustable Rate Government Securities Fund       May 17, 1996
================================================================================
     Benham Short-Term Treasury and Agency Fund              May 17, 1996
================================================================================
     Benham Long-Term Treasury and Agency Fund               May 17, 1996
================================================================================
BENHAM CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
================================================================================
     Tax-Free Money Market Fund                              May 17, 1996
================================================================================
     Tax-Free Intermediate-Term Fund                         May 17, 1996
================================================================================
     Tax-Free Long-Term Fund                                 May 17, 1996
================================================================================
     Municipal High Yield Fund                               May 17, 1996
================================================================================
     Tax-Free Insured Fund                                   May 17, 1996
================================================================================
     Municipal Money Market Fund                             May 17, 1996
================================================================================
     Tax-Free Limited-Term Fund                              May 17, 1996
================================================================================
BENHAM MUNICIPAL TRUST
================================================================================
     Benham National Tax-Free Money Market Fund              May 17, 1996
================================================================================
     Benham National Tax-Free Intermediate-Term Fund         May 17, 1996
================================================================================
     Benham National Tax-Free Long-Term Fund                 May 17, 1996
================================================================================
     Benham Florida Municipal Money Market Fund              May 17, 1996
================================================================================
     Benham Florida Municipal Intermediate-Term Fund         May 17, 1996
================================================================================
     Benham Florida Municipal Long-Term Fund                 May 17, 1996
================================================================================
     Benham Arizona Municipal Intermediate-Term Fund         May 17, 1996
================================================================================
BENHAM EQUITY FUNDS
================================================================================
     Benham Global Gold Fund                                 May 17, 1996
================================================================================
     Benham Income & Growth Fund                             May 17, 1996
================================================================================
     Benham Equity Growth Fund                               May 17, 1996
================================================================================
     Benham Utilities Income Fund                            May 17, 1996
================================================================================
     Benham Global Natural Resources Index Fund              May 17, 1996
================================================================================
BENHAM INTERNATIONAL FUNDS
================================================================================
     Benham European Government Bond Fund                    May 17, 1996
================================================================================
BENHAM MANAGER FUNDS
================================================================================
     Benham Capital Manager Fund                             May 17, 1996
================================================================================
BENHAM INVESTMENT TRUST
================================================================================
     Prime Money Market Fund                                 May 17, 1996
================================================================================